EXHIBIT 99.1

NEWS RELEASE

December 22, 2005

Torrance, California

Summa Industries Announces 1st Quarter Results

Summa Industries (NNM:SUMX) reports net income of $651,000, or $.16 per common share, on sales of $27,740,000 for the three months ended November 30, 2005, versus net income of $610,000, or $.15 per common share, on sales of $25,488,000 for the three months ended November 30, 2004.

	Three months ended Nov 30
	2005	2004
Sales	$27,740,000	$25,488,000

Income from continuing operations	$1,038,000	$902,000
Net (loss) from discontinued operations	$(387,000)	$(292,000)
Net income	$651,000	$610,000
Diluted earnings per share:
Continuing operations	$0.26	$0.22
Discontinued operations	$(0.10)	$(0.07)
Net income	$0.16	$0.15

Earnings from continuing operations for the quarter ended November 30, 2005 benefited from a pre-tax gain on the sale of real estate of $205,000, or approximately $.03 per share, versus $43,000, or approximately $.01 per share, in the quarter ended November 30, 2004.  The previously announced prospective sale of an Orange County, California parcel for approximately $5 million has been delayed until February 2006 and could be delayed further or cancelled.

As previously announced, the Company ceased operations in the former Electrical Components segment during the quarter ended November 30, 2005, after the Company divested its bobbin manufacturing business.  The results of that operation have been reported as discontinued operations.

A conference call to discuss the results will be held at 9:00 a.m., Pacific Time, Thursday, December 22, 2005.  The call-in number is 800-967-7141 or 719-457-2630.  The conference call will also be simulcast and archived by www.vcall.com.

Statements in this news release which relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding the plans of the Company to sell excess real estate and expected values to be realized from such sales.  Actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to the inability of the Company to divest real estate, the discovery of unanticipated contingencies, unforeseen changes in financial markets or real estate markets and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; jim@summaindustries.com or visit www.summaindustries.com.

Summa Industries

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	November 30, 2004	August 31, 2005	November 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$832,000	$1,233,000	$712,000
Accounts receivable	16,371,000	16,919,000	17,566,000
Inventories	15,118,000	12,665,000	15,210,000
Prepaid expenses and other	4,512,000	3,471,000	3,582,000
Assets held for sale	—	3,641,000	—

Total current assets	36,833,000	37,929,000	37,070,000
Property, plant and equipment, net	33,086,000	29,213,000	29,061,000
Goodwill and other assets, net	11,026,000	10,435,000	12,660,000
Assets held for sale	—	2,458,000	1,994,000
Total assets	$80,945,000	$80,035,000	$80,785,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,543,000	$8,731,000	$10,873,000
Accrued liabilities	6,744,000	5,774,000	6,050,000
Current maturities of long-term debt	2,702,000	3,069,000	2,504,000
Liabilities held for sale	—	1,280,000	—

Total current liabilities	15,989,000	18,854,000	19,427,000
Long-term debt, net of current maturities	31,591,000	27,520,000	27,088,000
Other long-term liabilities	2,500,000	2,441,000	3,035,000
Minority interest in subsidiary	205,000	132,000	101,000
Total stockholders’ equity	30,660,000	31,088,000	31,134,000
Total liabilities and stockholders’ equity	$80,945,000	$80,035,000	$80,785,000

Summa Industries

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited)

	Three months ended November 30
	2004	2005
Net sales	$25,488,000	$27,740,000
Cost of sales	19,044,000	20,956,000
Gross profit	6,444,000	6,784,000
Selling, general, administrative and other expenses	4,781,000	4,973,000
(Gain) on sale of real estate	(43,000)	(205,000)
Operating income	1,706,000	2,016,000
Interest expense	309,000	448,000
Income from continuing operations before income taxes and minority interest	1,397,000	1,568,000
Provision for income taxes	495,000	561,000
Income from continuing operations before minority interest	902,000	1,007,000
Minority interest in net loss of subsidiary	—	31,000
Income from continuing operations	902,000	1,038,000
Net (loss) from discontinued operations	(292,000)	(387,000)
Net income	$610,000	$651,000
Earnings (loss) per common share
Basic
Continuing operations	$.22	$.26
Discontinued operations	$(.07)	$(.10)
Net income	$.15	$.16
Diluted
Continuing operations	$.22	$.26
Discontinued operations	$(.07)	$(.10)
Net income	$.15	$.16
Weighted average common shares outstanding:
Basic	3,984,000	3,927,000
Diluted	4,064,000	3,961,000